EXHIBIT 99.1

  PRESS RELEASE OF THE REGISTRANT'S WHOLLY OWNED SUBSIDIARY AVENUE ENERGY, INC.
                            DATED DECEMBER 23, 2002.

    AVENUE ENERGY, INC. (A WHOLLY OWNED SUBSIDIARY OF I.T. TECHNOLOGY, INC.)
               EXERCISES ITS INITIAL OPTION IN CONNECTION WITH THE
                     TOSUN-1 WELL IN THE REPUBLIC OF TURKEY.

SHERMAN OAKS, Calif., Dec 23, 2002 - Avenue Energy, Inc. ("AVENUE"), a wholly owned subsidiary of I.T. Technology, Inc. (ITTE) (Frankfurt:ITQ) (the "Company") announced today that it has exercised its initial option in connection with its participation in the Tosun -1 well and License located in the Republic of Turkey. As set forth in the Company's press release of 20 November 2002, AVENUE, has entered into an Agreement with Aladdin Middle East Ltd. ("AME") and certain related entities, collectively referred to as the Sayer Group Consortium ('SGC') and Middle East Petroleum Services Limited ("MEPS") to acquire up to a 45% participation in certain oil and gas rights and properties located in Turkey (the "Agreement"). On December 20, 2002 the parties modified certain payment terms of the Agreement to extend the due dates with respect to the remaining payments (the "Modification"), pursuant to which Avenue made its next payment of US $1.25 million to participate and acquire up to a 45% interest in the Tosun-1 well and License.

Tosun-1, which lies immediately adjacent to the producing Cendere and Karakus oilfields in Southeast Turkey, commenced drilling on November 6, 2002. Drilling operations, which were temporarily suspended for Ramadan, have recommenced and are expected to continue over the next 60 to 90 days. Under the terms of the Modification, and in addition to the second payment of US$1.25 million made, AVENUE has committed to making a further payment of US $500,000 on or before February 10, 2003, which will lift Avenue's equity in the Tosun well and License to 35%. Avenue has the option, exercisable by February 10, to make a final payment of a further US $500,000, payable 5 business days after the Tosun-1 well has reached total depth, which would complete its turnkey cost of US$2.5 million for a 45% interest in the Tosun-1 well and License and maintain its options with respect to certain other licenses under the Agreement. In the event of a discovery, Avenue's contribution towards electric logging, running a production string, testing and completion costs is capped at US$250,000.

 The technical content of this release was provided by Dr. Jaap Poll, a Certified Member of the American Association of Petroleum Geologists (AAPG) and a Distinguished Member of the Petroleum Exploration Society of Australia (PESA).

SAFE HARBOR: Certain information contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995 (the Act"), which became law in December, 1995. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, the Company wishes to caution Investors and prospective Investors about significant factors which, among others, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and cause them to differ materially from those expressed in any such forward-looking statements. Actual results may differ as a result of factors over which the Company has no control, including general economic and business conditions; effects of war or terrorists acts on the capital markets or the Company's activities, including oil and gas exploration and production, competition and ability to gain market acceptance of products; success of its operating and investment initiatives; including its oil and gas exploration and drilling initiatives, operating costs; fluctuation in oil and gas prices, advertising and promotional efforts; the existence or absence of adverse publicity; changes in business strategy or development plans; the ability to retain management; its ability to obtain financing for its ongoing operations or proposed initiatives; availability, terms and deployment of capital; availability of qualified personnel; labor and employment benefit costs; changes in, or failure to comply with, various government regulations; slower than anticipated completion of research and development projects and movements in the foreign exchange rate; illiquidity of its securities and volatility in the trading price of its securities, and other risks listed from time to time in reports filed with the Securities and Exchange Commission, which factors are incorporated herein by reference. This news release is not an offer to sell or a solicitation of an offer to buy any securities of the Company. Any such solicitation or offer may only be made through a prospectus which has been approved by the Securities and Exchange Commission in the states in which such solicitation or offer has been approved.

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